Exhibit 99.1

Arogo Capital Acquisition Corp. Announces Filing of Registration Statement on Form S-4 in Connection with its Proposed Business Combination with EON Reality, Inc.

Miami, FL; Irvine, CA, October 7, 2022 – Arogo Capital Acquisition Corp. (NASDAQ: “AOGOU, AOGO, AOGOW”) (“Arogo”), a special purpose acquisition corporation, today announced the filing of a registration statement and proxy statement and prospectus on Form S-4 (the “Registration Statement”), with the U.S. Securities and Exchange Commission (“SEC”).

The Registration Statement contains a preliminary proxy statement and prospectus, in connection with Arogo’s previously announced proposed business combination with EON Reality, Inc., a leading company in Augmented and Virtual Reality and Knowledge Metaverse industry and education solutions (“EON Reality”). While the Registration Statement has not yet become effective and the information contained therein is subject to change, it provides important information about EON Reality and the proposed business combination with Arogo.

On April 25, 2022, Arogo entered into a merger agreement with EON Reality. The merger is expected be completed in the first half of 2023, subject to approval by Arogo’s shareholders, the Registration Statement being declared effective by the SEC, and other customary closing conditions. Following the business combination with EON Reality, Arogo is expected to change its name to EON Reality Holdings, Inc. and its common stock and public warrants will trade on Nasdaq under the symbols of “EOXR” and “EOXRW”, respectively. The transaction values EON Reality at a pro forma enterprise value of $655 million.

Included in the Registration Statement are EON Reality’s financial results for the second quarter of 2022. EON Reality’s full financial results and related disclosures can be found in the Registration Statement, which we encourage you to read.

About EON Reality

EON Reality is a leading company in Augmented and Virtual Reality-based experience creation for education and industry as well as the reputed creators of the Knowledge Metaverse. EON Reality’s over 20 years of existence and success are tied to its belief that knowledge is a human right and should be available, accessible, and affordable for every person on the planet. To carry this out, EON Reality developed and launched EON-XR, a SaaS-based platform dedicated to the democratization of XR content creation that brings code-free XR development and publishing to smartphones, tablets, laptops, and any other XR-focused devices. EON-XR can be used in devices of different sizes, in different shapes and at different types of locations: from hand-held mobile devices, to head-mounted displays, to large-scale screens, and even at mega-size facilities. EON Reality’s global network now comprises of more than 1.8 million licenses who are collectively building the Knowledge Metaverse in more than 75 locations. EON Reality has also created the world’s leading XR library for education and industry with access to at least 4.4 million assets and counting. For further information, visit www.eonreality.com.

About Arogo Capital Acquisition Corp.

Arogo Capital Acquisition Corp. is a blank check company. The Company aims to acquire one and more businesses and assets, via a merger, capital stock exchange, asset acquisition, stock purchase, and reorganization. For more information, visit www.arogocapital.com

Advisors

ARC Group Ltd. is serving as sole financial advisor to Arogo. EF Hutton, division of Benchmark Investments, LLC, is serving as capital markets advisor. Nelson Mullins Riley & Scarborough LLP is serving as legal advisor to Arogo. Seyfarth Shaw LLP is serving as legal advisor to EON Reality.

Additional Information and Where to Find It

This press release relates to a proposed transaction between Arogo and EON Reality. In connection with the proposed transaction, Arogo filed a Registration Statement on Form S-4 with the SEC, which is subject to change, and which includes a proxy statement of Arogo in connection with Arogo’s solicitation of proxies for vote by Arogo’s shareholders with respect to the proposed transaction and a prospectus of Arogo relating to the issuance of Arogo’s securities to the stockholders of EON Reality. Arogo may also file other documents regarding the proposed transaction with the SEC. This communication does not contain all the information that should be considered concerning the proposed transaction and is not intended to form the basis of any investment decision or any other decision in respect of the proposed transaction. Before making any voting or investment decision, investors and security holders are urged to read the Registration Statement and the proxy statement/prospectus, each which have not yet become effective and the information contained therein is subject to change, together with all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction. The documents filed by Arogo with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov, (Registration No. 333-259338), or by directing a request to Arogo Capital Acquisition Corp., 848 Brickell Avenue, Penthouse 5, Miami, FL 33131.

NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS PRESS RELEASE, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PRESS RELEASE. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

Participants in the Solicitation

Arogo and its directors and executive officers may be deemed participants in the solicitation of proxies from its stockholders with respect to the business combination. A list of the names of those directors and executive officers and a description of their interests in Arogo will be included in the Registration Statement available at www.sec.gov. Information about Arogo’s directors and executive officers and their ownership of Arogo common stock is set forth in Arogo’s prospectus, dated December 23, 2021, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such filing. Other information regarding the interests of the participants in the proxy solicitation are included in the Registration Statement. These documents can be obtained free of charge from the source indicated above.

EON Reality and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Arogo in connection with the proposed business combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed business combination is included in the Registration Statement.

Forward Looking Statements

This communication contains certain statements which may be deemed as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, statements regarding EON Reality’s industry and market sizes, future opportunities for EON Reality and Arogo, EON Reality’s estimated future results and the proposed business combination between Arogo and EON Reality, including the implied enterprise value, the expected transaction and ownership structure and the likelihood, timing and ability of the parties to successfully consummate the proposed transaction. Such forward-looking statements are based upon the current beliefs and expectations of the management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the management’s control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed in Arogo’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: inability to meet the closing conditions to the business combination, including the occurrence of any event, change, legal proceedings instituted against EON Reality or against Arogo related to the business combination agreement or the management team, or other circumstances that could give rise to the termination of the business combination agreement; the inability to complete the transactions contemplated by the business combination agreement due to the failure to obtain approval of Arogo’s stockholders; redemptions exceeding a maximum threshold or the failure to meet The Nasdaq Stock Market’s initial listing standards in connection with the consummation of the contemplated transactions; costs related to the transactions contemplated by the business combination agreement; a delay or failure to realize the expected benefits from the proposed business combination agreement transaction including EON Reality’s ability to effectively develop and successfully market new products, solutions and services, and to effectively address cost reductions and other changes in its industry; risks related to disruption of management’s time from ongoing business operations due to the proposed business combination transaction; changes in the virtual reality markets in which EON Reality competes, including with respect to its competitive landscape, technology evolution or regulatory changes on solutions, services, labor matters, international economic, political, legal, compliance and business factors; developments and uncertainties in domestic and foreign trade policies and regulations, and other regulations which may cause contractions or affect growth rates and cyclicality of markets EON Reality serve; disruptions relating to war, terrorism, widespread protests and civil unrest, man-made and natural disasters, public health issues and other events; changes in domestic and global general economic conditions; risk that EON Reality may not be able to execute its growth strategies; security breaches or other disruptions of EON Reality information technology systems or violations of data privacy laws; EON Reality’s inability to adequately protect its intellectual property; risks related to the ongoing COVID-19 pandemic and response, including new variants of the virus; the pace of recovery in the markets in which EON Reality operates; global supply chain disruptions and potential staffing shortages at potential customers which may have a trickle-down effect on EON Reality; risk that EON Reality may not be able to develop and maintain effective internal controls; and other risks and uncertainties indicated in Arogo’s final prospectus, dated December 23, 2021, for its initial public offering, and those that are contained in the Registration Statement, including those under “Risk Factors” therein, and in Arogo’s other filings with the SEC. EON Reality and Arogo caution that the foregoing list of factors is not exclusive. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond the management’s control. All information set forth herein speaks only as of the date hereof in the case of information about Arogo and EON Reality or the date of such information in the case of information from persons other than Arogo or EON Reality, and except to the extent required by applicable law, we disclaim any intention or obligation to update or revise any forward-looking statements as a result of new information, future events and developments or otherwise occurring after the date of this communication. Forecasts and estimates regarding EON Reality’s industry and markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. Neither Arogo nor EON Reality gives any assurance that either Arogo or EON Reality, respectively, will achieve its expectations.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed business combination. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Contact Information

For EON Reality:

Marketing@eonreality.com

For Arogo:

nisachon@arogocapital.com